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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) NOVEMBER 16, 2000
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                             ALTEX INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)


            DELAWARE                    1-9030              84-0989164
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   (State or other jurisdiction     (Commission         (IRS Employer
    of incorporation)                File Number)        Identification No.)


              POB 1057 BRECKENRIDGE CO                  80424-1057
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       (Address of Principal Executive Offices)         (Zip Code)


        Registrant's telephone number, including area code (303) 265-9312
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 16, 2000, the Registrant's wholly-owned subsidiary, Altex Oil Corporation ("AOC"), received approximately $439,000 cash proceeds from the sale of substantially all of its interests in the Altamont-Bluebell Field in Utah, and approximately $62,000 cash proceeds from the sale of various other interests in producing oil and gas properties in Colorado, Oklahoma, and Wyoming. The assets sold represented approximately 9% of the Registrant's proved, developed, producing reserves estimated as of September 30, 2000. The assets were sold to unrelated third parties via open outcry auction.

AOC had agreed to sell, subject to agreed minimum bid prices, directly and indirectly through its working interest partners, substantially all of its interests in producing oil and gas properties, at an auction held by Oil and Gas Journal Exchange in Denver, Colorado, on October 19, 2000. No other interests sold at the auction.

As the Company reported in its Form 8-K dated August 22, 2000, AOC is attempting to sell substantially all of its interests in producing oil and gas properties for cash, provided that certain target prices are realized. There can be no assurance that any additional interests will actually be sold. Any sale will be subject to applicable legal and regulatory requirements. Altex Oil Corporation does not currently intend to sell its non-producing interests in the Tar Sands Triangle Area of Utah in the foreseeable future.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ALTEX INDUSTRIES, INC.


                                        /s/ Steven H. Cardin
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Date: November 16, 2000                 By: Steven H. Cardin
                                            President



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